Exhibit 23





                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference of our reports dated April 4, 2003 (August 18, 2003 as to Note 18) (which express an unqualified opinion and include an explanatory paragraph relating to the revision described in Note 18), appearing in this Annual Report on Form 10-K/A of Find/SVP, Inc. for the year ended December 31, 2002, in Registration Statement No. 333-22445 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan); and Post-Effective
Amendment No. 1 to the Registration Statement on Form S-8 No. 333-68315 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan).

We consent to the incorporation by reference in Registration Statement No. 333-43940 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan) of Find/SVP, Inc. on Form S-8 of our reports dated April 4, 2003 (August 18, 2003 as to Note
18) (which express an unqualified opinion and include an explanatory paragraph relating to the revision described in Note 18), that have been incorporated by reference from Registration Statement No. 333-22445 on Form S-8 (pertaining to the Find/SVP, Inc. 1996 Stock Option Plan), and that originally appear in this Annual Report on Form 10-K/A of Find/SVP, Inc. for the year ended December 31, 2002.


Deloitte & Touche LLP

Stamford, Connecticut
August 18, 2003